Exhibit 23.1


                          INDEPENDENT AUDITORS' CONSENT


         We consent to the incorporation by reference in this Registration Statement of Sigma Designs, Inc. on Form S-3 of our report dated February 28, 1997, appearing in the Annual Report on Form 10-K of Sigma Designs, Inc. for the year ended January 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP
San Jose, California
March 11, 1998